Exhibit 10-11

Qianxinan Silvan Touch Flooring Company, Limited

Share Transfer Agreement

Transferor: Guizhou Yinyan Wood Co., Ltd. (Party A)

Transferee: Qianxinan Aosen Forestry Company, Limited (Party B)

This Agreement is made and entered into by and between Party A and Party B on the transfer of such shares in Qianxinan Silvan Flooring Company Limited, as held by Party A, through friendly discussion, on the basis of equality and voluntariness, pursuant to Company Law of the PRC and Contract Law and other laws and relevant provisions of the articles of association of the Company.

1. Party A, the legal shareholder of the Company, has invested 9 million yuan in the Company and then obtained 45% of the shares of the Company, hereby transfers such shares, that is, 45% of the total share of the Company, to Party B, and Party B voluntarily accepts such shares, and thereby becomes the legal shareholder of the Company.

2. Upon the share transfer, Party A shall waive its shareholder’s right represented by the shares transferred, and be exempted from its shareholder’s obligations accordingly; Party B shall enjoy the shareholder’s right and perform the shareholder’s obligation under the laws and articles of association of the Company within the scope of the transferred shares; an application for registration of modification shall be filed with the registration authority within 30 days after the change in the shareholders.

3. This Agreement is made in quadruplicate, Party A, Party B and Qianxinan Silvan Flooring Company, Limited shall keep one quadruplicate each, and one duplicate shall be used for registration with industrial and commercial authority.

4. This Agreement shall become effective upon the date of signature; unexhausted matters shall be subject to settlement through mutual discussion between Party A and Party B.

Signature of the transferor (seal):	Signature of the transferee (seal):

Bai Yulu Seal: Guizhou Yinyan Wood Co., Ltd. May 8, 2009	Bai Yulu Seal: Qianxinan Aosen Forestry Company, Limited May 8, 2009